Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-143617

PACIFIC ETHANOL, INC.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 27, 2007)
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6,000,000 Shares of Common Stock

Warrants to Purchase 3,000,000 Shares of Common Stock

We are offering up to 6,000,000 shares of our common stock and warrants to purchase up to 3,000,000 shares of our common stock. The 6,000,000 shares of our common stock and the warrants to purchase up to 3,000,000 shares of our common stock will be sold in units, with each unit consisting of one share of our common stock and one warrant to purchase 0.50 shares of our common stock, at an exercise price of $7.10 per share of common stock. Each unit will be sold at a negotiated price of $4.75 per unit. The units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately. We refer to the shares of our common stock and warrants we are offering, as well as our common stock issuable upon exercise of the warrants, collectively, as the securities.

Our common stock is quoted on the NASDAQ Global Market under the symbol “PEIX.” On May 22, 2008, the closing sale price of our common stock on the NASDAQ Global Market was $5.18 per share.
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Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5 of the accompanying prospectus and contained under similar headings in the other documents we incorporate by reference into the accompanying prospectus and this prospectus supplement.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We are offering the units on a best efforts basis to one or more institutional investors. We have retained Lazard Capital Markets LLC to act as placement agent in connection with this offering.

	Per Unit	Maximum Offering Amount
Public offering price	$4.7500	$ 28,500,000
Placement agent’s fees	$0.2375	$ 1,425,000
Proceeds, before expenses, to us	$4.5125	$ 27,075,000

We estimate the total expenses of this offering, excluding the placement agent’s fees, will be approximately $275,000. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, placement agent’s fees and net proceeds to us, if any, in this offering are not presently determinable and may be substantially less than the total maximum offering amount set forth above. We are not required to sell any specific number or dollar amount of the units offered in this offering, but the placement agent will use its commercially reasonable efforts to arrange for the sale of all of the units offered.

Lazard Capital Markets

The date of this prospectus supplement is May 23, 2008.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION	S-4
USE OF PROCEEDS	S-5
DESCRIPTION OF CAPITAL STOCK	S-6
DESCRIPTION OF WARRANTS	S-17
PLAN OF DISTRIBUTION	S-19
LEGAL MATTERS	S-20
EXPERTS	S-20
PROSPECTUS
ABOUT THIS PROSPECTUS	3
PROSPECTUS SUMMARY	4
RISK FACTORS	5
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	6
USE OF PROCEEDS	6
DILUTION	6
PLAN OF DISTRIBUTION	7
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	10
LEGAL MATTERS	11
EXPERTS	11
TRANSFER AGENT AND REGISTRAR	12
WHERE YOU CAN FIND ADDITIONAL INFORMATION	12

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also part of this document. This prospectus supplement and the accompanying prospectus dated July 27, 2007 are part of a registration statement on Form S-3 (File No. 333-143617) that we filed with the Securities and Exchange Commission, or Commission, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell common stock and warrants, or any combination of these securities, in one or more offerings up to a total dollar amount of $250,000,000. This prospectus supplement describes the terms of this offering of securities and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The accompanying prospectus gives more general information. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document or a prior date incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus supplement – the statement in the document having the later date modifies or supersedes the earlier statement. You should carefully read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Incorporation of Certain Information by Reference” on page 10 of the accompanying prospectus before buying securities in this offering. Generally, when we refer to this prospectus, we are referring to both this prospectus supplement and the accompanying prospectus.  See “Where You Can Find Additional Information” on page 12 of the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may be used only where it is legal to sell the securities offered pursuant to this prospectus. This document is not an offer to sell, or a solicitation of an offer to buy, in any jurisdiction where the offer or sale is prohibited. The information in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates and may become obsolete later. Neither the delivery of this prospectus, nor any sale made under this prospectus, will, under any circumstances, imply that the information in this prospectus is correct as of any date after the date of this prospectus supplement.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering. To fully understand this offering and its consequences to you, you should read the following summary along with the more detailed information and our consolidated financial statements and the notes to those financial statements incorporated by reference in this prospectus supplement and in the accompanying prospectus and in the documents we incorporate by reference, especially the section entitled “Risk Factors” before investing. In this prospectus supplement, the words “we,” “us,” “our” and similar terms refer to Pacific Ethanol, Inc., a Delaware corporation, together with its subsidiaries, unless the context provides otherwise.

Pacific Ethanol, Inc.

Our primary goal is to be the leading marketer and producer of low carbon renewable fuels in the Western United States.

We produce and sell ethanol and its co-products, including wet distillers grain, or WDG, and provide transportation, storage and delivery of ethanol through third-party service providers in the Western United States, primarily in California, Nevada, Arizona, Oregon, Colorado, Idaho and Washington. We have extensive customer relationships throughout the Western United States and extensive supplier relationships throughout the Western and Midwestern United States.

We own and operate three ethanol production facilities located in Madera, California, Boardman, Oregon and Burley, Idaho. Our Madera facility has an annual production capacity of up to 40 million gallons and has been in operation since October 2006. Our Boardman facility has an annual production capacity of up to 40 million gallons and has been in operation since September 2007. Our Burley facility has an annual production capacity of up to 60 million gallons and has been in operation since April 2008. In addition, we own a 42% interest in Front Range Energy, LLC, or Front Range, which owns and operates an ethanol production facility with annual production capacity of up to 50 million gallons in Windsor, Colorado. We have one additional ethanol production facility under construction in Stockton, California, which is expected to commence operations in the third quarter of 2008. We also intend to either construct or acquire additional ethanol production facilities as financial resources and business prospects make the construction or acquisitions of these facilities advisable.

We intend to reach our goal to be the leading marketer and producer of low carbon renewable fuels in the Western United States in part by expanding our relationships with customers and third-party ethanol producers to market higher volumes of ethanol, by expanding our relationships with animal feed distributors and end users to build local markets for WDG, the primary co-product of our ethanol production, and by expanding the market for ethanol by continuing to work with state governments to encourage the adoption of policies and standards that promote ethanol as a fuel additive and transportation fuel. In addition, we intend to expand our annual production capacity to 220 million gallons in 2008, upon completion of our facility in Stockton, California, and 420 million gallons of annual production capacity in 2010, through new construction or acquisition of additional ethanol production facilities. We also intend to expand our distribution infrastructure by increasing our ability to provide transportation, storage and related logistical services to our customers throughout the Western United States.

Corporate Information

Our principal executive offices are located at 400 Capitol Mall, Suite 2060, Sacramento, California 95814. Our telephone number is (916) 403-2123. Our Internet address is www.pacificethanol.net. Information contained on, or that is accessible through, our website should not be considered to be part of this prospectus.

The Offering

Common stock offered by us	6,000,000 shares

Warrants
Warrants to purchase 3,000,000 shares of common stock will be offered in this offering. The warrants will be exercisable on the date that is six months after the date of issuance through the date that is 60 months after the date of issuance at an exercise price of $7.10 per share of common stock. This prospectus supplement also relates to the offering of the 3,000,000 shares of common stock issuable upon exercise of the warrants.

Common stock outstanding prior to this offering	44,131,065 shares

Common stock to be outstanding after this offering	50,131,065 shares

Use of proceeds	We intend to use the net proceeds from this offering primarily for general working capital purposes. See “Use of Proceeds” on page S-5.

Risk factors
See “Risk Factors” beginning on page 5 of the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock and warrants to purchase common stock.

NASDAQ Global Market symbol	PEIX
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The number of shares of common stock that will be outstanding immediately after this offering is based on 44,131,065 shares outstanding as of May 22, 2008, and excludes the following as of that date:

•
7,500,000 shares of common stock, subject to adjustment, that are issuable upon the conversion of 3,750,000 shares of our Series A Cumulative Redeemable Convertible Preferred Stock that are issued and outstanding;

•
7,038,456 shares of common stock, subject to adjustment, that are issuable upon the conversion of 2,346,152 shares of our Series B Cumulative Convertible Preferred Stock that are issued and outstanding;

•	737,160 shares of common stock remaining reserved for issuance under our 2006 Stock Incentive Plan;

•
185,000 shares of common stock remaining reserved for issuance under our 2004 Stock Option Plan, of which options to purchase 185,000 shares were outstanding as of that date, at a weighted-average exercise price of $7.33 per share;

•	options to purchase 40,000 shares of common stock outstanding as of that date under our Amended 1995 Incentive Stock Plan, at a weighted-average exercise price of $5.60 per share;

•	3,619,228 shares of common stock underlying warrants outstanding as of that date, at a weighted-average exercise price of $7.03 per share,

•	3,000,000 shares of common stock underlying the warrants offered hereby, at an exercise price of $7.10 per share; and

•	any additional shares of common stock we may issue from time to time after that date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus and the documents we have filed with the Commission that are incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risk and uncertainties. Any statements contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus that are not statements of historical fact may be forward-looking statements. When we use the words ‘‘anticipates,’’ ‘‘plans,’’ ‘‘expects’’ and similar expressions, we are identifying forward-looking statements. Forward-looking statements involve risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. These factors include, among others, fluctuations in the market price of ethanol and its co-products; the projected growth or contraction in the ethanol and co-product markets in which we operate; our strategies for expanding, maintaining or contracting our presence in these markets; our ability to successfully develop, finance, construct and operate our planned ethanol production facilities; anticipated trends in our financial condition and results of operations; and our ability to distinguish ourselves from our current and future competitors; and other factors set forth more fully in this prospectus supplement and the accompanying prospectus, including those described under the caption ‘‘Risk Factors’’ beginning on page 5 of the accompanying prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as may be required by law, we do not intend to update any of the forward-looking statements for any reason after the date of this prospectus supplement to conform such statements to actual results or if new information becomes available.

All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of securities offered pursuant to this prospectus, excluding the proceeds, if any, from the exercise of the warrants issued in this offering, will be approximately $26,800,000, after deducting the placement agent fees and all estimated offering expenses that are payable by us. We currently intend to use the net proceeds from our sale of securities pursuant to this offering primarily for general working capital purposes. Pending the application of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

In this offering, we are offering a maximum of 6,000,000 units, consisting of 6,000,000 shares of common stock and warrants to purchase 3,000,000 shares of common stock. This prospectus also relates to the offering of shares of our common stock issuable upon exercise of the warrants. The following is a description of the material terms of our common stock and preferred stock.

Our authorized capital stock consists of 100,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share, of which 7,000,000 shares have been designated as Series A Cumulative Redeemable Convertible Preferred Stock (“Series A Preferred Stock”) and 3,000,000 shares have been designated as Series B Cumulative Convertible Preferred Stock (“Series B Preferred Stock”). As of May 22, 2008, there were 44,131,065 shares of common stock, 3,750,000 shares of Series A Preferred Stock and 2,346,152 shares of Series B Preferred Stock issued and outstanding. The following description of our capital stock does not purport to be complete and should be reviewed in conjunction with our certificate of incorporation, including our Certificate of Designations, Powers, Preferences and Rights of the Series A Preferred Stock (“Series A Certificate of Designations”) and our Certificate of Designations, Powers, Preferences and Rights of the Series B Preferred Stock (“Series B Certificate of Designations”), and our bylaws.

Common Stock

All outstanding shares of common stock are fully paid and nonassessable. The following summarizes the rights of holders of our common stock:

•	each holder of common stock is entitled to one vote per share on all matters to be voted upon generally by the stockholders;

•	subject to preferences that may apply to shares of preferred stock outstanding, the holders of common stock are entitled to receive lawful dividends as may be declared by our board of directors;

•
upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock;

•	there are no redemption or sinking fund provisions applicable to our common stock; and

•	there are no preemptive or conversion rights applicable to our common stock.

Preferred Stock

Our board of directors is authorized to issue from time to time, in one or more designated series, any or all of our authorized but unissued shares of preferred stock with dividend, redemption, conversion, exchange, voting and other provisions as may be provided in that particular series.

The rights of the holders of our common stock, Series A Preferred Stock and Series B Preferred Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Issuance of a new series of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of entrenching our board of directors and making it more difficult for a third-party to acquire, or discourage a third-party from acquiring, a majority of our outstanding voting stock. We have no present plans to issue any shares of or to designate any additional series of preferred stock. The following is a summary of the terms of the Series A Preferred Stock and the Series B Preferred Stock.

Series A Preferred Stock

Rank and Liquidation Preference

Shares of Series A Preferred Stock rank on parity with our Series B Preferred Stock and prior to our common stock as to distribution of assets upon liquidation events, which include a liquidation, dissolution or winding up of Pacific Ethanol, whether voluntary or involuntary. The liquidation preference of each share of Series A Preferred Stock is equal to $16.00 (the “Series A Issue Price”) plus any accrued but unpaid dividends on the Series A Preferred Stock. If assets remain after such amounts are distributed to the holders of Series A Preferred Stock and the liquidation preference has been paid on our Series B Preferred Stock, such assets are to be distributed pro rata, on an as-converted to common stock basis, to the holders of our common stock, Series A Preferred Stock and Series B Preferred Stock. The written consent of a majority of the outstanding shares of Series A Preferred Stock is required before we can authorize the issuance of any class or series of capital stock that ranks senior to or on parity with shares of Series A Preferred Stock.

Dividend Rights

As long as shares of Series A Preferred Stock remain outstanding, each holder of shares of Series A Preferred Stock is entitled to receive, and shall be paid quarterly in arrears, in cash out of funds legally available therefor, cumulative dividends, in an amount equal to 5.00% of the Series A Issue Price per share per annum with respect to each share of Series A Preferred Stock. In the event we declare, order, pay or make a dividend or other distribution on our common stock, other than a dividend or distribution made in common stock, the holders of the Series A Preferred Stock shall be entitled to receive with respect to each share of Series A Preferred Stock held, any dividend or distribution that would be received by a holder of the number of shares of our common stock into which such Series A Preferred Stock is convertible on the record date for such dividend or distribution.

Optional Conversion Rights

Each share of Series A Preferred Stock is convertible at the option of the holder into shares of our common stock at any time. Each share of Series A Preferred Stock is convertible into such number of shares of common stock as calculated by (i) multiplying the number of shares of Series A Preferred Stock to be converted by the Series A Issue Price, and (ii) dividing the result thereof by the Series A Conversion Price. The “Series A Conversion Price” is initially $8.00 per share of Series A Preferred Stock, subject to certain adjustments; therefore, each share of Series A Preferred Stock is initially convertible into two shares of common stock, which number is equal to the quotient of the Series A Issue Price of $16.00 divided by the initial Series A Conversion Price of $8.00 per share of Series A Preferred Stock. Accrued and unpaid dividends are to be paid in cash upon any such conversion.

Mandatory Conversion Rights

In the event of a Transaction which will result in an internal rate of return to holders of Series A Preferred Stock of 25.00% or more, each share of Series A Preferred Stock shall, concurrently with the closing of such Transaction, be converted into shares of common stock. A “Transaction” is defined as a sale, lease, conveyance or disposition of all or substantially all of our capital stock or assets or a merger, consolidation, share exchange, reorganization or other transaction or series of related transactions (whether involving us or a subsidiary) in which the stockholders immediately prior to such transaction do not retain a majority of the voting power in the surviving entity. Any mandatory conversion will be made into the number of shares of common stock determined on the same basis as the optional conversion rights above. Accrued and unpaid dividends are to be paid in cash upon any such conversion.

Notwithstanding the foregoing, no shares of Series A Preferred Stock will be converted into common stock on a mandatory basis unless at the time of the proposed conversion we have on file with the Securities and Exchange Commission an effective registration statement with respect to the shares of common stock issued or issuable to the holders on conversion of the Series A Preferred Stock then issued or issuable to such holders and such shares of common stock are eligible for trading on NASDAQ (or approved by and listed on a stock exchange approved by the holders of 66 2/3% of the then outstanding shares of Series A Preferred Stock).

Conversion Price Adjustments

The Series A Conversion Price is subject to customary adjustment for stock splits, stock combinations, stock dividends, mergers, consolidations, reorganizations, share exchanges, reclassifications, distributions of assets and issuances of convertible securities, and the like. The Series A Conversion Price is also subject to downward adjustments if we issue shares of common stock or securities convertible into or exercisable for shares of common stock, other than certain excluded securities, at per share prices less than the then effective Series A Conversion Price. In such event, the Series A Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of common stock outstanding immediately prior to such issue or sale multiplied by the then existing Series A Conversion Price, and (b) the consideration, if any, received by us upon such issue or sale, by (ii) the total number of shares of common stock outstanding immediately after such issue or sale. For purposes of determining the number of shares of common stock outstanding as provided in clauses (i) and (ii) above, the number of shares of common stock issuable upon conversion of all outstanding shares of Series A Preferred Stock, and the exercise of all outstanding securities convertible into or exercisable for shares of common stock, will be deemed to be outstanding.

The Series A Conversion Price will not be adjusted in the case of the issuance or sale of the following: (i) securities issued to our employees, officers or directors or options to purchase common stock granted by us to our employees, officers or directors pursuant to any option plan, agreement or other arrangement duly adopted by us and the grant of which is approved by the compensation committee of our board of directors; (ii) the Series A Preferred Stock and any common stock issued upon conversion of the Series A Preferred Stock; (iii) for the avoidance of doubt, securities issued on the conversion of any convertible securities, in each case, outstanding on the date of the filing of the Series A Certificate of Designations; and (iv) for the avoidance of doubt, securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment is made in accordance with the foregoing.

Redemption Rights

Upon the occurrence of a Redemption Event, the Series A Preferred Stock shall be subject to redemption, at the option of the holders of 66 2/3% of the then outstanding shares of Series A Preferred Stock, on the date specified by the holders of Series A Preferred Stock exercising such option. A “Redemption Event” will occur if (i) we withdraw or utilize funds from the restricted cash account in violation of the terms of our deposit agreement with the initial holder of the Series A Preferred Stock, (ii) we publicly disclose an intent not to build or acquire additional ethanol production facilities for an indefinite period or for a period of at least two years from the time of the announcement, (iii) we fail to withdraw funds from the restricted cash account for a period of two years, or (iv) amounts remain in the restricted cash account after December 31, 2009.

The number of shares of the Series A Preferred Stock to be redeemed shall be determined by multiplying the number of shares of Series A Preferred Stock then outstanding by a fraction, the numerator of which is the Restricted Cash Amount and the denominator of which is $80 million. The “Restricted Cash Amount” is the total amount of money in the restricted cash account on the applicable redemption date prior to any disbursement thereof on such date and after giving effect to the sale or other liquidation of all investments held in such account together with, if we have withdrawn or utilized moneys from the restricted cash account in violation of the terms of our deposit agreement with the initial holder of the Series A Preferred Stock, the amount of any moneys so withdrawn or utilized.

The redemption price for shares of Series A Preferred Stock subject to such redemption shall be equal to the Series A Issue Price per share (as adjusted for any stock splits, combinations, recapitalizations involving a change with respect to the Series A Preferred Stock), plus any accrued but unpaid dividends, plus an amount sufficient to yield an internal rate of return of 5%, payable in immediately available funds. If less than all of the shares of the outstanding Series A Preferred Stock are to be redeemed, then such shares shall be redeemed pro rata from the holders thereof in proportion to the number of shares held by such holders. The exercise by the holders of the option to redeem any shares of Series A Preferred Stock which were not redeemed on the dates established for redemption may be rescinded by such holders at any time following the date established for such redemption by written notice to us.

If we are unable to make any such payment of the redemption price after redemption was required to be paid, a default in the payment of the redemption price shall be deemed to have occurred and such default shall be deemed to exist thereafter until, but only until, all amounts payable have been paid. If and whenever a default in the payment of the redemption price shall occur, and in addition to any other remedies available at law, a special meeting of our stockholders shall be held for the purpose of electing directors upon the written request of the holders of at least 10% of the total number of shares of Series A Preferred Stock then outstanding. At any such special meeting, or at the next annual meeting of our stockholders for the election of directors and at each other meeting, annual or special, for the election of directors held thereafter (unless at the time of any such meeting such default in the payment of the redemption price shall no longer exist), the holders of the outstanding shares of Series A Preferred Stock, voting separately as a class, shall have the right to elect the smallest number of directors which shall constitute at least a majority of the total number of our directors, or two directors, whichever is greater, and the holders of the outstanding shares of common stock, voting as a class, shall have the right to elect all other members of our board of directors, anything to the contrary in the Series A Certificate of Designations or in our bylaws notwithstanding. The terms of office, as directors, of all persons who may be our directors at any time when such special right to elect directors shall become vested in the holders of the Series A Preferred Stock shall terminate upon the election of any new directors to succeed them as aforesaid.

As long as a default in the payment of the redemption price exists, any vacancy in the office of a director elected by the holders of the Series A Preferred Stock may be filled at any meeting of stockholders, annual or special, for the election of directors held thereafter, and a special meeting of stockholders, or of the holders of shares of the Series A Preferred Stock, may be called for the purpose of filling any such vacancy. So long as a default in the payment of the redemption price shall exist, any vacancy in the office of a director elected by the holders of the common stock may be filled by majority vote of the remaining directors elected by the holders of the common stock.

If and when the default in the payment of the redemption price which permitted the election of directors by the holders of the Series A Preferred Stock ceases to exist, the holders of the Series A Preferred Stock shall be divested of any special right with respect to the election of directors, and the voting power of the holders of the Series A Preferred Stock and of the holders of our common stock shall revert to the status existing before the first payment date on which payment on the Series A Preferred Stock was not paid in full, subject to revesting in the event of each and every subsequent like default. Upon the termination of any such special right, the terms of office of all persons who may have been elected directors by vote of the holders of the Series A Preferred Stock pursuant to such special right shall forthwith terminate, and the resulting vacancies shall be filled by the majority of the remaining directors.

Voting Rights and Protective Provisions

The Series A Preferred Stock votes together with all other classes and series of our voting stock as a single class on all actions to be taken by our stockholders. Each share of Series A Preferred Stock entitles the holder thereof to the number of votes equal to the number of shares of common stock into which each share of Series A Preferred Stock is convertible on all matters to be voted on by our stockholders; provided, however, that the number of votes for each share of Series A Preferred Stock shall not exceed the number of shares of common stock into which each share of Series A Preferred Stock would be convertible if the applicable Series A Conversion Price were $8.99 (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares).

Notwithstanding the foregoing, we are not permitted, without first obtaining the written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock voting as a separate class, to:

•
increase or decrease the total number of authorized shares of Series A Preferred Stock or the authorized shares of our common stock reserved for issuance upon conversion of the Series A Preferred Stock (except as otherwise required by our certificate of incorporation or the Series A Certificate of Designations);

•	increase or decrease the number of authorized shares of preferred stock or common stock (except as otherwise required by our certificate of incorporation or the Series A Certificate of Designations);

•
alter, amend, repeal, substitute or waive any provision of our certificate of incorporation or our bylaws, so as to affect adversely the voting powers, preferences or other rights, including, without limitation, the liquidation preferences, dividend rights, conversion rights, redemption rights or any reduction in the stated value of the Series A Preferred Stock, whether by merger, consolidation or otherwise;

•
authorize, create, issue or sell any securities senior to or on parity with the Series A Preferred Stock or securities that are convertible into securities senior to or on parity the Series A Preferred Stock with respect to voting, dividend, liquidation or redemption rights, including subordinated debt;

•
authorize, create, issue or sell any securities junior to the Series A Preferred Stock other than common stock or securities that are convertible into securities junior to Series A Preferred Stock other than common stock with respect to voting, dividend, liquidation or redemption rights, including subordinated debt;

•
authorize, create, issue or sell any additional shares of Series A Preferred Stock other than the Series A Preferred Stock initially authorized, created, issued and sold, Series A Preferred Stock issued as payment of dividends and Series A Preferred Stock issued in replacement or exchange therefore;

•	engage in a Transaction that would result in an internal rate of return to holders of Series A Preferred Stock of less than 25%;

•
declare or pay any dividends or distributions on our capital stock in a cumulative amount in excess of the dividends and distributions paid on the Series A Preferred Stock in accordance with the Series A Certificate of Designations;

•	authorize or effect the voluntary liquidation, dissolution, recapitalization, reorganization or winding up of our business;

•
purchase, redeem or otherwise acquire any of our capital stock other than Series A Preferred Stock, or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, our capital stock or securities convertible into or exchangeable for our capital stock;

•	change the number of members of our board of directors to be more than nine members or less than seven members;

•	effect any material change in our industry focus or that of our subsidiaries, considered on a consolidated basis;

•
authorize or engage in, or permit any subsidiary to authorize or engage in, any transaction or series of transactions with one of our or our subsidiaries’ current or former officers, directors or members with value in excess of $100,000, excluding compensation or the grant of options approved by our board of directors; or

•
authorize or engage in, or permit any subsidiary to authorize or engage in, any transaction with any entity or person that is affiliated with any of our or our subsidiaries’ current or former directors, officers or members, excluding any director nominated by the initial holder of the Series A Preferred Stock.

Preemptive Rights

Holders of our Series A Preferred Stock have preemptive rights to purchase a pro rata portion of all capital stock or securities convertible into capital stock that we issue, sell or exchange, or agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange. We must deliver each holder of our Series A Preferred Stock a written notice of any proposed or intended issuance, sale or exchange of capital stock or securities convertible into capital stock which must include a description of the securities and the price and other terms upon which they are to be issued, sold or exchanged together with the identity of the persons or entities (if known) to which or with which the securities are to be issued, sold or exchanged, and an offer to issue and sell to or exchange with such holder of the Series A Preferred Stock such holder’s pro rata portion of the securities, and any additional amount of the securities should the other holders of Series A Preferred Stock subscribe for less than the full amounts for which they are entitled to subscribe. In the case of a public offering of our common stock for a purchase price of at least $12.00 per share and a total gross offering price of at least $50 million, the preemptive rights of the holders of the Series A Preferred Stock shall be limited to 50% of the securities. Holders of our Series A Preferred Stock have a 30 day period during which to accept the offer. We will have 90 days from the expiration of such 30 day period to issue, sell or exchange all or any part of the securities as to which the offer has not been accepted by the holders of the Series A Preferred Stock, but only as to the offerees or purchasers described in the offer and only upon the terms and conditions that are not more favorable, in the aggregate, to the offerees or purchasers or less favorable to us than those set forth in the offer.

The preemptive rights of the holders of the Series A Preferred Stock shall not apply to any of the following securities: (i) securities issued to our employees, officers or directors or options to purchase common stock granted by us to our employees, officers or directors pursuant to any option plan, agreement or other arrangement duly adopted by us and the grant of which is approved by the compensation committee of our board of directors; (ii) the Series A Preferred Stock and any common stock issued upon conversion of the Series A Preferred Stock; (iii) for the avoidance of doubt, securities issued on the conversion of any convertible securities, in each case, outstanding on the date of the filing of the Series A Certificate of Designations; (iv) for the avoidance of doubt, securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment is made in accordance with the Series A Certificate of Designations; and (v) the issuance of our securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination by us approved by our board of directors.

Reservation of Shares

We initially were required to reserve 7,000,000 shares of common stock for issuance upon conversion of shares of Series A Preferred Stock and are required to maintain a sufficient number of reserved shares of common stock to allow for the conversion of all shares of Series A Preferred Stock.

Series B Preferred Stock

Rank and Liquidation Preference

Shares of Series B Preferred Stock rank on parity with our Series A Preferred Stock and prior to our common stock as to distribution of assets upon liquidation events, which include a liquidation, dissolution or winding up of Pacific Ethanol, whether voluntary or involuntary. The liquidation preference of each share of Series B Preferred Stock is equal to $19.50 (the “Series B Issue Price”) plus any accrued but unpaid dividends on the Series B Preferred Stock. If assets remain after such amounts are distributed to the holders of Series B Preferred Stock and the liquidation preference has been paid on our Series A Preferred Stock, such assets are to be distributed pro rata, on an as-converted to common stock basis, to the holders of our common stock, Series B Preferred Stock and Series A Preferred Stock. The written consent of a majority of the outstanding shares of Series B Preferred Stock is required before we can authorize the issuance of any class or series of capital stock that ranks senior to or on parity with shares of Series B Preferred Stock.

Dividend Rights

As long as shares of Series B Preferred Stock remain outstanding, each holder of shares of Series B Preferred Stock is entitled to receive, and shall be paid quarterly in arrears, in cash out of funds legally available therefor, cumulative dividends, in an amount equal to 7.00% of the Series B Issue Price per share per annum with respect to each share of Series B Preferred Stock. In the event we declare, order, pay or make a dividend or other distribution on our common stock, other than a dividend or distribution made in common stock, the holders of the Series B Preferred Stock shall be entitled to receive with respect to each share of Series B Preferred Stock held, any dividend or distribution that would be received by a holder of the number of shares of our common stock into which such Series B Preferred Stock is convertible on the record date for such dividend or distribution.

Optional Conversion Rights

Each share of Series B Preferred Stock is convertible at the option of the holder into shares of our common stock at any time. Each share of Series B Preferred Stock is convertible into such number of shares of common stock as calculated by (i) multiplying the number of shares of Series B Preferred Stock to be converted by the Series B Issue Price, and (ii) dividing the result thereof by the Series B Conversion Price. The “Series B Conversion Price” is initially $6.50 per share of Series B Preferred Stock, subject to certain adjustments; therefore, each share of Series B Preferred Stock is initially convertible into three shares of common stock, which number is equal to the quotient of the Series B Issue Price of $19.50 divided by the initial Series B Conversion Price of $6.50 per share of Series B Preferred Stock. Accrued and unpaid dividends are to be paid in cash upon any such conversion.

Mandatory Conversion Rights

In the event of a Transaction which will result in an internal rate of return to holders of Series B Preferred Stock of 25.00% or more, each share of Series B Preferred Stock shall, concurrently with the closing of such Transaction, be converted into shares of common stock. Any mandatory conversion will be made into the number of shares of common stock determined on the same basis as the optional conversion rights above. Accrued and unpaid dividends are to be paid in cash upon any such conversion.

Notwithstanding the foregoing, no shares of Series B Preferred Stock will be converted into common stock on a mandatory basis unless at the time of the proposed conversion we have on file with the Securities and Exchange Commission an effective registration statement with respect to the shares of common stock issued or issuable to the holders on conversion of the Series B Preferred Stock then issued or issuable to such holders and such shares of common stock are eligible for trading on NASDAQ (or approved by and listed on a stock exchange approved by the holders of 66 2/3% of the then outstanding shares of Series B Preferred Stock).

Conversion Price Adjustments

The Series B Conversion Price is subject to customary adjustment for stock splits, stock combinations, stock dividends, mergers, consolidations, reorganizations, share exchanges, reclassifications, distributions of assets and issuances of convertible securities, and the like. The Series B Conversion Price is also subject to downward adjustments if we issue shares of common stock or securities convertible into or exercisable for shares of common stock, other than certain excluded securities, at per share prices less than the then effective Series B Conversion Price. In such event, the Series B Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of common stock outstanding immediately prior to such issue or sale multiplied by the then existing Series B Conversion Price, and (b) the consideration, if any, received by us upon such issue or sale, by (ii) the total number of shares of common stock outstanding immediately after such issue or sale. For purposes of determining the number of shares of common stock outstanding as provided in clauses (i) and (ii) above, the number of shares of common stock issuable upon conversion of all outstanding shares of Series B Preferred Stock, and the exercise of all outstanding securities convertible into or exercisable for shares of common stock, will be deemed to be outstanding.

The Series B Conversion Price will not be adjusted in the case of the issuance or sale of the following: (i) securities issued to our employees, officers or directors or options to purchase common stock granted by us to our employees, officers or directors pursuant to any option plan, agreement or other arrangement duly adopted by us and the grant of which is approved by the compensation committee of our board of directors; (ii) any Series A Preferred Stock issued as a dividend on shares of Series A Preferred Stock; (iii) any common stock issued upon conversion of the Series A Preferred Stock; (iv) the Series B Preferred Stock and any common stock issued upon conversion of the Series B Preferred Stock; (v) for the avoidance of doubt, securities issued on the conversion of any convertible securities, in each case, outstanding on the date of the filing of the Series B Certificate of Designations; and (vi) for the avoidance of doubt, securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment is made in accordance with the foregoing.

Limitation on Conversion Price Adjustment

If an adjustment to the Series B Conversion Price would require us to issue common stock upon conversion of the Series B Preferred Stock in an amount and at a price per share of common stock that would require stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i) and such stockholder approval has not been obtained, then the Series B Conversion Price will not be reduced below the maximum extent that would require stockholder approval under NASDAQ Marketplace Rule 4350(i) and we must use our best efforts to obtain the required stockholder approval as soon as reasonably practicable, including by calling a special meeting of our stockholders. We may not issue any shares of common stock upon conversion of the Series B Preferred Stock in excess of this limitation until stockholder approval has been obtained. Once stockholder approval is obtained, this limitation will be of no further force or effect.

Voting Rights and Protective Provisions

The Series B Preferred Stock votes together with all other classes and series of our voting stock as a single class on all actions to be taken by our stockholders. Each share of Series B Preferred Stock entitles the holder thereof to the number of votes equal to the number of shares of common stock into which each share of Series B Preferred Stock is convertible on all matters to be voted on by our stockholders; provided, however, that the number of votes for each share of Series B Preferred Stock shall not exceed the number of shares of common stock into which each share of Series B Preferred Stock would be convertible if the applicable Series B Conversion Price were $6.50 (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares).

Notwithstanding the foregoing, we are not permitted, without first obtaining the written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock voting as a separate class, to:

•
increase or decrease the total number of authorized shares of Series B Preferred Stock or the authorized shares of our common stock reserved for issuance upon conversion of the Series B Preferred Stock (except as otherwise required by our certificate of incorporation or the Series B Certificate of Designations);

•
increase or decrease the number of authorized shares of preferred stock or common stock (except any increase or decrease in the number of authorized shares of Series A Preferred Stock and the shares of common stock into which the Series A Preferred Stock is convertible, and as otherwise required by our certificate of incorporation and the Series B Certificate of Designations);

•
alter, amend, repeal, substitute or waive any provision of our certificate of incorporation or our bylaws, so as to affect adversely the voting powers, preferences or other rights, including, without limitation, the liquidation preferences, dividend rights, conversion rights, redemption rights or any reduction in the stated value of the Series B Preferred Stock, whether by merger, consolidation or otherwise;

•
authorize, create, issue or sell any securities senior to or on parity with the Series B Preferred Stock (other than additional shares of Series A Preferred Stock that may be issued as a dividend on the Series A Preferred Stock pursuant to the Series A Certificate of Designations) or securities that are convertible into securities senior to or on parity the Series B Preferred Stock with respect to voting, dividend, liquidation or redemption rights, including subordinated debt;

•
authorize, create, issue or sell any securities junior to the Series B Preferred Stock other than common stock or securities that are convertible into securities junior to Series B Preferred Stock other than common stock with respect to voting, dividend, liquidation or redemption rights, including subordinated debt;

•
authorize, create, issue or sell any additional shares of Series B Preferred Stock other than the Series B Preferred Stock initially authorized, created, issued and sold, Series B Preferred Stock issued as payment of dividends and Series B Preferred Stock issued in replacement or exchange therefore;

•	engage in a Transaction that would result in an internal rate of return to holders of Series B Preferred Stock of less than 25%;

•
declare or pay any dividends or distributions on our capital stock in a cumulative amount in excess of the dividends and distributions paid on the Series A Preferred Stock and the Series B Preferred Stock in accordance with the Series A Certificate of Designations and the Series B Certificate of Designations;

•	authorize or effect the voluntary liquidation, dissolution, recapitalization, reorganization or winding up of our business;

•
purchase, redeem or otherwise acquire any of our capital stock other than Series A Preferred Stock or Series B Preferred Stock, or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, our capital stock or securities convertible into or exchangeable for our capital stock; or

•
unless we have obtained the required stockholder approval, issue or sell, or engage in any transaction wherein we shall have been deemed to have issued or sold, any shares of common stock or securities convertible into common stock for a consideration per share that would result in the issuance of common stock upon conversion of the Series B Preferred Stock in excess of the limitation described under the caption “Limitation on Conversion Price Adjustment” above.

Preemptive Rights

So long as 50% of the Series B Preferred Stock remains outstanding, the holders of our Series B Preferred Stock have preemptive rights to purchase a pro rata portion of all capital stock or securities convertible into capital stock that we issue, sell or exchange, or agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange (excluding any shares of Series A Preferred Stock and any shares of common stock issuable upon conversion of Series A Preferred Stock). However, the preemptive rights of the holders of Series B Preferred Stock do not include rights with respect to any of our securities as to which any holder of Series A Preferred Stock has exercised its preemptive rights. In addition, the preemptive rights of the holders of Series B Preferred Stock do not arise or become exercisable until after all holders of Series A Preferred Stock have exercised their preemptive rights, in whole or in part, or declined to exercise such rights.

We must deliver each holder of our Series B Preferred Stock a written notice of any proposed, intended or potential issuance, sale or exchange of capital stock or securities convertible into capital stock which must include a description of the securities and the price and other terms upon which they are to be issued, sold or exchanged together with the identity of the persons or entities (if known) to which or with which the securities are to be issued, sold or exchanged, and an offer to issue and sell to or exchange with such holder of the Series B Preferred Stock such holder’s pro rata portion of the securities, and any additional amount of the securities should the other holders of Series B Preferred Stock subscribe for less than the full amounts for which they are entitled to subscribe. Holders of our Series B Preferred Stock have a 30 day period during which to accept the offer. We will have 90 days from the expiration of such 30 day period to issue, sell or exchange all or any part of the securities as to which the offer has not been accepted by the holders of the Series B Preferred Stock, but only as to the offerees or purchasers described in the offer and only upon the terms and conditions that are not more favorable, in the aggregate, to the offerees or purchasers or less favorable to us than those set forth in the offer.

The preemptive rights of the holders of the Series B Preferred Stock shall not apply to any of the following securities: (i) securities issued to our employees, officers or directors or options to purchase common stock granted by us to our employees, officers or directors pursuant to any option plan, agreement or other arrangement duly adopted by us and the grant of which is approved by the compensation committee of our board of directors; (ii) any Series A Preferred Stock issued as a dividend on shares of Series A Preferred Stock; (iii) any common stock issued upon conversion of the Series A Preferred Stock or issued as a dividend to any holder of Series A Preferred Stock; (iv) the Series B Preferred Stock and any common stock issued upon conversion of the Series B Preferred Stock or issued as a dividend to any holder of Series B Preferred Stock; (v) for the avoidance of doubt, securities issued on the conversion of any convertible securities, in each case, outstanding on the date of the filing of the Series B Certificate of Designations; (vi) for the avoidance of doubt, securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment is made in accordance with the Series B Certificate of Designations; and (vii) the issuance of our securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination by us approved by our board of directors.

Reservation of Shares

We initially were required to reserve 3,000,000 shares of common stock for issuance upon conversion of shares of Series B Preferred Stock and are required to maintain a sufficient number of reserved shares of common stock to allow for the conversion of all shares of Series B Preferred Stock.

DESCRIPTION OF WARRANTS

We are offering a maximum of 6,000,000 units, consisting of 6,000,000 shares of common stock and warrants to purchase 3,000,000 shares of common stock. This prospectus also relates to the offering of shares of our common stock issuable upon exercise of the warrants.

The warrants offered in this offering will be issued in registered form pursuant to a subscription agreement between each of the purchasers and us. You should review a copy of the subscription agreement and the form of warrant, each of which has been filed by us as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission in connection with this offering, for a complete description of the terms and conditions applicable to the warrants. The following is a brief summary of the material terms of the warrants and is subject in all respects to the provisions contained in the warrants.

Exercisability. Holders may exercise warrants beginning on the date that is six months after the date of issuance and at any time up to 11:59 p.m., New York time, on the date that is 60 months after the date of issuance. The warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise discussed below). The holder of warrants does not have the right to exercise any portion of the warrant if the holder would beneficially own in excess of 9.99% of the shares of our common stock outstanding immediately after giving effect to such exercise. This percentage may, however, be raised or lowered to an amount not to exceed 9.99% at the option of the holder upon at least 61 days’ prior notice from the holder to us.

Cashless Exercise. At any time when a registration statement covering the resale of the shares of common stock issuable upon exercise of the warrants is effective, we may, at our option, permit a holder that is exercising its warrants to do so on a cashless basis, rather than paying the purchase price in cash. Also, at any time when a registration statement covering the resale of the shares of common stock issuable upon exercise of the warrants is not effective, the holder may, at its option, exercise its warrants on a cashless basis. When exercised on a cashless basis, a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

Exercise Price. The exercise price of common stock purchasable upon exercise of the warrants is $7.10 per share. The exercise price and the number of shares issuable upon exercise of the warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. The warrants may be transferred at the option of the holder upon surrender of the warrants with the appropriate instruments of transfer.

Purchase Rights, Fundamental Transactions and Change of Control. If we sell or grant any rights to purchase stock, warrants or securities or other property to our stockholders on a pro rata basis, we will provide the holders of warrants with the right to acquire, upon the same terms, the securities subject to such purchase rights as though the warrant had been exercised immediately prior to the declaration of such rights. If we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding common stock, the sale of all or substantially all of our assets, or another transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of warrants will thereafter receive upon exercise of the warrants the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of such warrants would have been entitled upon such consolidation, merger or other transaction. In addition, in the event of a fundamental transaction that constitutes a change of control as defined in the warrants, we or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 90 days following the consummation of the transaction, an amount of cash equal to the value of the unexercised warrants held by such holder as determined in accordance with the Black-Scholes option pricing formula.

Exchange Listing. We do not plan on making an application to list the warrants on the NASDAQ Global Market, any national securities exchange or other nationally recognized trading system. Our common stock underlying the warrants is listed on the NASDAQ Global Market.

Rights as Stockholder. Except as otherwise provided in the warrants (such as the rights described above of a warrant holder upon our sale or grant of any rights to purchase stock, warrants or securities or other property to our stockholders on a pro rata basis) or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the warrants. Rather, the number of shares of common stock to be issued will be rounded down to the nearest whole number.

PLAN OF DISTRIBUTION

We are offering the securities through a placement agent. Subject to the terms and conditions contained in the placement agent agreement, dated May 22, 2008, Lazard Capital Markets LLC has agreed to act as the placement agent for the sale of up to 6,000,000 units. The placement agent is not purchasing or selling any securities by this prospectus supplement or the accompanying prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of units, but has agreed to use its commercially reasonable efforts to arrange for the sale of all 6,000,000 units.

The placement agent agreement provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

Confirmations and the definitive prospectuses will be distributed to all investors who agree to purchase the units, informing investors of the closing date as to such units. We currently anticipate that the closing of the sale of the units will take place on or about May 29, 2008. Investors will also be informed of the date and manner in which they must transmit the purchase price for their units.

On the scheduled closing date, the following will occur:

•	We will receive funds in the amount of the aggregate purchase price; and

•	Lazard Capital Markets LLC will receive the placement agent’s fee in accordance with the terms of the placement agent agreement.

At closing, we will pay the placement agent an aggregate commission equal to 5.00% of the gross proceeds of the sale of units in the offering. We may also reimburse the placement agent for certain expenses incurred by it. In no event will the total amount of compensation paid to the placement agent and other securities brokers and dealers upon completion of this offering exceed 8.00% of the gross proceeds of the offering. The estimated offering expenses payable by us, in addition to the placement agent’s fee of $1,425,000, are approximately $275,000, which includes legal, accounting and printing costs and various other fees associated with registering and listing the common stock and includes $150,000 in legal costs reimbursable to the placement agent. After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $26,800,000.

Lazard Frères & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith.

The following table shows the per unit and total placement agent's fees, as well as legal fees of placement agent's counsel we will pay in connection with the sale of the units offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the units offered hereby.

Per unit	$0.2375
Maximum offering total	$1,425,000
Expenses and legal fees	$150,000

We have agreed to indemnify the placement agent and Lazard Frères & Co. LLC against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the placement agent agreement. We have also agreed to contribute to payments the placement agent and Lazard Frères & Co. LLC may be required to make in respect of such liabilities.

We, along with our executive officers and directors, and the majority holder of our Series B Preferred Stock, have agreed to certain lock-up provisions with regard to future sales of common stock and other securities convertible into or exercisable or exchangeable for common stock for a period of ninety (90) days after the offering as set forth in the placement agent agreement.

The placement agent agreement is included as an exhibit to our Current Report on Form 8-K that we have filed with the Commission in connection with this offering.

The transfer agent and registrar for our common stock to be issued in this offering is American Stock Transfer & Trust Company. Its telephone number is (212) 936-5100.

Our common stock is traded on the NASDAQ Global Market under the symbol “PEIX.”

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Rutan & Tucker, LLP, Costa Mesa, California. Proskauer Rose LLP in New York, New York is acting as counsel for the placement agent in connection with this offering.

EXPERTS

The audited financial statements as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 and management’s report on the effectiveness of internal control over financial reporting as of December 31, 2007 and 2006 incorporated by reference in this prospectus and the related registration statement have been audited by Hein & Associates LLP, an independent registered public accounting firm, to the extent and for the periods indicated in their report and are incorporated by reference in reliance upon such report and upon the authority of such Firm as experts in accounting and auditing.

The reports of Hein & Associates LLP dated March 7, 2007 and March 27, 2008, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 and December 31, 2007, respectively, expressed an opinion that Pacific Ethanol, Inc. had not maintained effective internal control over financial reporting as of December 31, 2006 and December 31, 2007, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

6,000,000 Shares of Common Stock
Warrants to Purchase 3,000,000 Shares of Common Stock

____________________________

PROSPECTUS SUPPLEMENT

____________________________

Lazard Capital Markets

May 23, 2008

PROSPECTUS

$250,000,000

PACIFIC ETHANOL, INC.

Common Stock
Warrants
_____________________

We may from time to time offer and sell common stock and warrants to purchase our common stock in one or more offerings for an aggregate initial offering price of $250,000,000. We may offer and sell these securities separately or as units, which may include combinations of the securities. This prospectus describes the general manner in which our securities may be offered using this prospectus. We will specify in one or more accompanying prospectus supplements and/or free writing prospectuses (each, a “prospectus supplement”) the terms of the securities to be offered and sold.  We may also add, update or change in a prospectus supplement certain of the information contained in this prospectus or in documents we incorporate by reference into this prospectus.  We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters, dealers or agents in an accompanying prospectus supplement.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” beginning on page 7 of this prospectus.

Our common stock is quoted on the NASDAQ Global Market under the symbol “PEIX.”  On July 26, 2007, the closing sale price of our common stock on the NASDAQ Global Market was $12.76 per share.

The mailing address and the telephone number of our principal executive offices are 400 Capitol Mall, Suite 2060, Sacramento, California  95814, (916) 403-2123.
_____________________

Investing in our securities involves risks.  See “Risk Factors” on page 5.  You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and under similar headings in the other documents we incorporate by reference into this prospectus.
_____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is July 27, 2007.

TABLE OF CONTENTS
Page

About This Prospectus	3
Prospectus Summary	4
Risk Factors	5
Special Note Regarding Forward-Looking Statements	6
Use of Proceeds	6
Dilution	6
Plan of Distribution	7
Incorporation of Certain Information by Reference	10
Legal Matters	11
Experts	11
Transfer Agent and Registrar	12
Where You Can Find Additional Information	12

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission, or Commission, using a “shelf” registration process. Under the shelf registration process, we may, from time to time, sell our common stock and warrants to purchase our common stock in one or more offerings up to an aggregate dollar amount of $250,000,000. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus.  This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus and the prospectus supplements, includes the material information relating to this offering. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information described herein under “Where You Can Find Additional Information” before buying securities in this offering.

We may sell the securities offered pursuant to this prospectus to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.

You should rely only on the information contained in or incorporated by reference into this prospectus or a related prospectus supplement. We have not authorized anyone to provide you with information that is different. This prospectus may be used only where it is legal to sell the securities offered pursuant to this prospectus. This document is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus or any prospectus supplement is accurate only on the date of this prospectus or such prospectus supplement and may become obsolete later.  Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or such prospectus supplement.

PROSPECTUS SUMMARY

To fully understand this offering and its consequences to you, you should read the following summary along with the more detailed information and our consolidated financial statements and the notes to those financial statements incorporated by reference in this prospectus.  In this prospectus, the words “we,” “us,” “our” and similar terms refer to Pacific Ethanol, Inc., a Delaware corporation, together with its subsidiaries, unless the context provides otherwise.

Pacific Ethanol, Inc.

Our primary goal is to become the leading marketer and producer of renewable fuels in the Western United States.

We produce and sell ethanol and its co-products and provide transportation, storage and delivery of ethanol through third-party service providers in the Western United States, primarily in California, Nevada, Arizona, Oregon and Colorado. We have extensive customer relationships throughout the Western United States and extensive supplier relationships throughout the Western and Midwestern United States.

Our customers are oil companies who blend ethanol into gasoline. We supply ethanol to our customers either from our own ethanol production facilities located within the regions we serve, or with ethanol procured in bulk from other producers. In some cases, we have marketing agreements with other ethanol producers to market all of the output of their facilities.

We intend to achieve our goal of becoming the leading marketer and producer of renewable fuels in the Western United States in part by expanding our relationships with customers and third-party ethanol producers to market higher volumes of ethanol throughout the Western United States, by expanding our relationships with animal feed distributors and end users to build local markets for wet distillers grains, or WDG, the primary co-product of our ethanol production, and by expanding the market for ethanol by continuing to work with state governments to encourage the adoption of policies and standards that promote ethanol as a fuel additive and ultimately as a primary transportation fuel.  In addition, we intend to achieve this goal in part by expanding our production capacity to 220 million gallons of annual production capacity by mid 2008 and 420 million gallons of annual production capacity by the end of 2010.  We also intend to expand our distribution infrastructure by expanding our ability to provide transportation, storage and related logistical services to our customers throughout the Western United States.

Corporate Information

Our principal executive offices are located at 400 Capitol Mall, Suite 2060, Sacramento, California 95814.  Our telephone number is (916) 403-2123.  Our Internet address is www.pacificethanol.net.  Information contained on, or that is accessible through, our website should not be considered to be part of this prospectus.

RISK FACTORS

Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those discussed here or incorporated by reference.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Commission, as well as any amendments thereto reflected in subsequent filings with the Commission, which are incorporated herein by reference in their entirety (the “Pacific Ethanol Risk Factors”).

Investment in our securities involves risks.  Prior to making a decision about investing in our securities, you should consider carefully the Pacific Ethanol Risk Factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in any prospectus supplement.  Each of these risk factors could adversely affect our business, operating results and financial condition, which may result in the loss of all or part of your investment.

Keep these risk factors in mind when you read forward-looking statements contained elsewhere or incorporated by reference in this prospectus and any prospectus supplement.  These statements relate to our expectations about future events.  Discussions containing forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the Commission.  These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and so are subject to risks and uncertainties, including the risks and uncertainties described below under “Special Note Regarding Forward-Looking Statements,” that could cause actual results to differ materially from those anticipated in the forward-looking statements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including statements concerning future conditions in the ethanol marketing and production industries, and concerning our future business, financial condition, operating strategies, and operational and legal risks.  We use words like “believe,” “expect,” “may,” “will,” “could,” “seek,” “estimate,” “continue,” “anticipate,” “intend,” “goal,” “future,” “plan” or variations of those terms and other similar expressions, including their use in the negative, to identify forward-looking statements.  You should not place undue reliance on these forward-looking statements, which speak only as to our expectations as of the date of this prospectus.  These forward-looking statements are subject to a number of risks and uncertainties, including those identified under the caption “Risk Factors” above, contained in any applicable prospectus supplement and contained in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the Commission.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, actual conditions in the ethanol marketing and production industries, and actual conditions and results in our business, could differ materially from those expressed in these forward-looking statements.  In addition, none of the events anticipated in the forward-looking statements may actually occur.  Any of these different outcomes could cause the price of our securities to decline substantially.  Except as required by law, we undertake no duty to update any forward-looking statement after the date of this prospectus, either to conform any statement to reflect actual results or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities under this prospectus for general corporate purposes, including application of the proceeds to our ethanol plant construction program and acquisitions of ethanol production assets.  We will set forth in a prospectus supplement our intended use for the net proceeds received from the sale of our securities.  Pending the application of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities.  Our management will retain broad discretion as to the allocation of the net proceeds of any offering.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;
•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and
•	the amount of the immediate dilution from the public offering price that will be absorbed by such purchasers.

PLAN OF DISTRIBUTION

We may sell our securities offered pursuant to this prospectus and any accompanying prospectus supplements:

•	to or through one or more underwriters or dealers;

•	to investors directly;

•	through agents; or

•	through any combination of these methods of sale.

Our securities may be offered and sold:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Any of the prices at which we sell securities may be at a discount to market prices. Broker-dealers may also receive from purchasers of the securities compensation that is not expected to exceed that customary in the types of transactions involved.

Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, including:

•	any over-allotment options under which underwriters, if any, may purchase additional securities;

•	the name or names of any underwriters or agents with whom we have entered into an arrangement with respect to the sale of such securities;

•	the public offering or purchase price of such securities;

•	any underwriting discounts or commissions or agency fees or other items constituting underwriter or agent compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges or markets on which the securities may be listed;

•	the net proceeds we will receive from such sale; and

•	any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

Underwritten Offerings

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe any such underwriters in the applicable prospectus supplement, naming the underwriter and the nature of any such relationship.

Direct Sales and Sales Through Agents

We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In order to comply with the securities laws of certain states, if applicable, the securities offered will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. This prospectus, one or more prospectus supplements, and the registration statement of which this prospectus is a part may be used in conjunction with one or more other registration statements to the extent permitted by the Securities Act and the rules and regulations promulgated thereunder.

Rights Offerings

We also may sell directly to investors through subscription rights distributed to our stockholders on a pro rata basis. In connection with any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Other Offerings

Our securities may also be sold in one or more of the following transactions:

•
block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and

•	sales in other ways not involving a market maker or established trading markets, including direct sales to purchasers.

We may also enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions received by them and any profit realized by them on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Indemnification

Underwriters, dealers and agents and remarketing firms may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of our securities will be subject to certain conditions precedent.

Stabilization

In connection with the offering of securities under this prospectus, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing the market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of securities hereby or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that it can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that is distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of our securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by an underwriter and, if they are undertaken, may be discontinued at any time.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, or Exchange Act, under certain circumstances a person engaged in the distribution of the securities offered under this prospectus and an accompanying prospectus supplement may not simultaneously engage in market making activities with respect to our securities for a specified period prior to the commencement of such distribution.

Passive Market-Making on NASDAQ

Any underwriters who are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in our common stock on the NASDAQ Global Market in accordance with Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market making bid, however, the passive market making bid must then be lowered when certain purchase limits are exceeded.

Remarketing Arrangements

The securities may also be offered and sold, if so indicated in an applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Other Relationships

Underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to incorporate by reference information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the Commission.  The information incorporated by reference is considered to be a part of this prospectus.  We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering covered by this prospectus:

•	Our Current Report on Form 8-K for July 18, 2007, as filed with the Commission on July 23, 2007 (File No. 000-21467);

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2007, as filed with the Commission on May 10, 2007;

•	Our Current Report on Form 8-K for May 4, 2007, as filed with the Commission on May 10, 2007;

•	Our Proxy Statement for our 2007 Annual Meeting of Stockholders, as filed with the Commission on April 27, 2007;

•	Our Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Commission on April 23, 2007;

•	Our Current Report on Form 8-K for April 13, 2007, as filed with the Commission on April 13, 2007;

•	Our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Commission on March 12, 2007; and

•
The description of our capital stock contained in our Current Report on Form 8-K for June 8, 2007, as filed with the Commission on June 8, 2007, including any amendments or reports filed for the purpose of updating such description.

Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document we subsequently file with the Commission, modifies or supersedes that statement.  If any statement is modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.

Information that is “furnished to” the Commission shall not be deemed “filed with” the Commission and shall not be deemed incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.  You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and phone number:

Pacific Ethanol, Inc.
400 Capitol Mall, Suite 2060
Sacramento, California  95814
Attention:  Secretary
Telephone: (916) 403-2123

LEGAL MATTERS

The validity of the securities offered in this offering will be passed upon for us by Rutan & Tucker, LLP, Costa Mesa, California.

EXPERTS

The financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and registration statement have been audited by Hein & Associates LLP, an independent registered public accounting firm, to the extent and for the periods indicated in their report and are incorporated by reference in reliance upon such report and upon the authority of such Firm as experts in accounting and auditing.

The report of Hein & Associates LLP dated March 7, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, expressed an opinion that Pacific Ethanol, Inc. had not maintained effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.  Its telephone number is (212) 936-5100.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with respect to the securities offered in this prospectus with the Commission in accordance with the Securities Act, and the rules and regulations enacted under its authority.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules.  Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and in each instance, we refer you to the full text of the document which is filed as an exhibit to the registration statement.  Each statement concerning a document which is filed as an exhibit should be read along with the entire document.  For further information regarding us and the securities offered in this prospectus, we refer you to the registration statement and its exhibits and schedules, which may be inspected without charge at the Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549.  Please call the Commission at (800) 732-0330 for further information on the Public Reference Room.

The Commission also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the Commission.  The Commission’s website address is http://www.sec.gov.

PACIFIC ETHANOL, INC.

PROSPECTUS

July 27, 2007

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus and any accompanying supplement to this prospectus.  You must not rely upon any information or representation not contained in this prospectus or any accompanying prospectus supplement.  This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  The information contained in this prospectus and any accompanying supplement to this prospectus is accurate as of the dates on their covers.  When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.